Testing the Waters Materials Related to Series #GHOST1

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#GHOST1

'73 MARVEL GHOST RIDER #1

THIS INITIAL OFFERING IS COMING SOON!



9.8
MARVEL COMICS GROUP
GHOST RIDER
WANTED

CURRENT VALUE: $14,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#GHOST1

'73 MARVEL GHOST RIDER #1

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$7.00
Number of Shares	2,000
Initial Offering Market Cap.	$14,000
Storage Location	Rally

ASSET SPECIFICATIONS

Title	Ghost Rider #1
Store Date	September 10, 1973
Key Issue	1st App. in Self-Titled Series
Cover Price	$0.20
Publisher	Marvel
Writer(s)	Gary Friedrich
Cover Artist(s)	Gil Kane, Joe Sinnott
Penciller(s)	Gil Kane, Tom Sutton
Inker(s)	Syd Shores
Editor	Roy Thomas
Rarity	1 of 46 (CGC 9.8)

CGC Cert #
1245925006

Title
Ghost Rider

Issue	Issue Date	Issue Year	Publisher
1	9/73	1973	Marvel Comics

Grade	Page Quality	Grade Date	Grade Category
9.8	WHITE	11/16/2017	Universal

Art Comments
Gary Friedrich story
Tom Sutton and Syd Shores art
Gil Kane and Joe Sinnott cover

Key Comments
1st appearance of the Son of Satan (Daimon Hellstrom) in cameo. Story continued from Marvel Spotlight #11

DESCRIPTION OF SERIES 1973 GHOST RIDER #1

Investment Overview

- Upon completion of the Series #GHOST1 Offering, Series #GHOST1 will purchase a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8 as the Underlying Asset for Series #GHOST1 (The "Series 1973 Ghost Rider #1" or the "Underlying Asset" with respect to Series #GHOST1, as applicable), the specifications of which are set forth below.
- Marvel Comics is a comic book publishing and entertainment company founded in 1939 as Timely Productions.
- Ghost Rider is a Marvel comic book character named Johnny Blaze who made a deal with the devil to save his father, leading the stunt motorcyclist to be occupied by a demonic consciousness that gives him superhuman strength.
- The Underlying Asset is a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8.

Asset Description

Overview & Authentication

- Marvel's original name, Timely Comics, began publishing comic books in 1939, and introduced heroes like Captain America.
- Timely Comics became Atlas Magazines in 1951, before officially renaming to Marvel Comics in 1961.
- The era between 1961-1978 has been referred to as the "Marvel Era of Comics".
- Ghost Rider (Johnny Blaze) was first introduced in Marvel Spotlight #5 in 1972.
- Daimon Hellstrom (Son of Satan) is a human/demon hybrid who first appeared in Ghost Rider #1.
- Nicolas Cage played Ghost Rider in the eponymous 2007 film alongside Eva Mendes.
- Ghost Rider is played by Gabriel Luna in 9 episodes of the TV show "Agents of S.H.I.E.L.D."
- The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC NM/MT 9.8 with certification No. 1245925006.

Notable Features

- The Underlying Asset is a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8.
- The Underlying Asset is 1 of 46 copies of Ghost Rider #1 graded CGC 9.8 with none graded higher.
- The Underlying Asset is in the top 1.5% of all CGC graded copies of Ghost Rider #1.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from CGC.

Details

Series 1973 Ghost Rider #1	
Title	Ghost Rider #1
Store Date	September 10, 1973
Key Issue	First Appearance of Ghost Rider in self-titled series, Cameo Appearance of Son of Satan; Third Appearance of Witch Woman
Cover Price	$0.20
Publisher	Marvel
Writer(s)	Gary Friedrich
Cover Artist(s)	Gil Kane, Joe Sinnott
Penciller(s)	Gil Kane, Tom Sutton
Inker(s)	Syd Shores
Editor	Roy Thomas
Rarity	1 of 46 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	1245925006

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1973 Ghost Rider #1 going forward.

#GHOST1 | $14K

COMPARABLE ASSET VALUE



ASSET VALUE

+46.6%

TRANSACTIONS

34

“Whenever anyone mentions unconventional superheroes, Ghost Rider comes to mind with his burning skull look and sin-eating mind.”

CBR

November 2020

JOIN THE CONVERSATION ›

#GHOST1

’73 MARVEL GHOST RIDER #1

In 1973, Marvel gave the first self-titled series to Ghost Rider, a former stuntman forced to make a deal with the devil to save his father. With superhuman strength and a flaming motorcycle, Johnny Blaze sets out to wreak havoc against evildoers. #GHOST1 is a 1973 Ghost Rider #1 Comic Book graded CGC 9.8. Among the top 1.6% of the entire CGC population, #GHOST1 features the first appearance of Ghost Rider in his self-titled series. Ghost Rider remains a key character in the MCU, most recently appearing in the Marvel TV show Agents of S.H.I.E.L.D.

BROWSE ALL DETAILS ›



#GHOST1 | *Visuals*

"THE MOST SUPERNATURAL SUPERHERO OF ALL!"

LAUNCH GALLERY ›

#GHOST1 | *Timeline*

Jan. 1939	Stan Lee joins Timely Comics as an assistant. Timely Comics would eventually become Marvel Comics.
Aug. 1972	Ghost Rider appears for the first time in Marvel Spotlight #5.
Sep. 1973	Ghost Rider #1 is published featuring Ghost Rider for the first time in a self-titled series. #GHOST1 is printed.
Feb. 2007	Nicolas Cage stars as Johnny Blaze in Ghost Rider. The film features Eva Mendez and is directed by Mark Steven Johnson.
Sep. 2016	Ghost Rider appears for the first time in the TV show Agents of S.H.I.E.L.D. played by Robbie Reyes.

Unsent Tweets



stunt rider ➡️ 👻 🏍️ bc of a deal w/ the 👿

1 of 44 1973 Ghost Rider #1 Comic Book graded CGC 9.8 open now 📖

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